Exhibit 99.(10)(d)

TOUCHSTONE FUNDS GROUP TRUST

TOUCHSTONE STRATEGIC TRUST

TOUCHSTONE INVESTMENT TRUST

TOUCHSTONE TAX-FREE TRUST

AMENDED AND RESTATED RULE 18F-3

MULTIPLE CLASS PLAN

Touchstone Funds Group Trust, Touchstone Strategic Trust, Touchstone Investment Trust and Touchstone Tax-Free Trust (the “Trusts”), registered investment companies that currently consist of a number of separately managed funds, have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of units of beneficial interest (“Shares”) in each fund as set forth on Schedule A hereto (each a “Fund” and together the “Funds”) to persons who may from time to time beneficially own Shares (“Shareholders”). The Board Trustees of the Trust (the “Trustees”) may add Funds to and/or delete Funds from Schedule A, or discontinue the offering of classes of Shares of the Funds, from time to time.

A.                                    Attributes Of Share Classes

1.             The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Trustees and attached hereto as an Exhibit.

2.             With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in a Fund’s current Prospectus; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “12b-1 Plan”), and separately bear any other service fees that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the 12b-1 Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) Shareholders of each class will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to such class (such as a 12b-1 Plan), and will have separate voting rights on any matter submitted to Shareholders in which the interests of that class differ from the interests of any other class.

B.                                    Expense Allocations

With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any fees relating to a particular class of shares associated with a 12b-1 Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.                                    Amendment Of Plan; Periodic Review

This Plan must be amended to properly describe (through additional Exhibits hereto) each new class of shares upon its approval by the Trustees.

The Trustees, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.  In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

SCHEDULE A

to the

AMENDED AND RESTATED RULE 18F-3

MULTIPLE CLASS PLAN

The Trusts’ Funds and Classes thereof that are currently offered are listed below:

Trust	Funds	Class A	Class B	Class C	Class Y	Class Z	Institutional	Class S
Touchstone Funds Group Trust	Touchstone Small Cap Value Fund	x		x	x		x
	Touchstone Ultra Short Duration Fixed Income Fund	x		x	x	x	x
	Touchstone Short Duration Fixed Income Fund				x	x
	Touchstone Mid Cap Fund	x		x	x	x	x
	Touchstone Sands Capital Select Growth Fund	x		x	x	x
	Touchstone Premium Yield Equity Fund	x		x	x
	Touchstone Capital Appreciation Fund	x		x	x		x
	Touchstone Total Return Bond Fund	x		x	x		x
	Touchstone Emerging Markets Equity Fund	x		x	x		x
	Touchstone Global Equity Fund	x		x	x		x
	Touchstone Global Real Estate Fund	x		x	x		x
	Touchstone International Fixed Income Fund	x		x	x		x
	Touchstone Large Cap Relative Value Fund	x		x	x		x
	Touchstone Market Neutral Equity Fund	x		x	x
	Touchstone Mid Cap Value Fund	x		x	x		x
	Touchstone Small Cap Core Fund	x		x	x		x
	Touchstone Focused Equity Fund	x		x	x		x
	Touchstone Emerging Markets Equity Fund II	x		x	x		x
	Touchstone Merger Arbitrage Fund	x		x	x		x

Trust	Funds	Class A	Class B	Class C	Class Y	Class Z	Institutional	Class S
Touchstone Strategic Trust	Touchstone Dynamic Equity Fund	x		x	x		x
	Touchstone Balanced Allocation Fund	x		x	x		x
	Touchstone Conservative Allocation Fund	x		x	x		x
	Touchstone Growth Allocation Fund	x		x	x		x
	Touchstone Moderate Growth Allocation Fund	x		x	x		x
	Touchstone US Long/Short Fund	x		x	x		x
	Touchstone Value Fund	x		x	x		x
	Touchstone Emerging Growth Fund	x		x	x		x
	Touchstone Focused Fund	x		x	x		x
	Touchstone International Equity Fund	x		x	x		x
	Touchstone Capital Growth Fund	x		x	x		x
	Touchstone Small Cap Value Opportunities Fund	x		x	x		x
	Touchstone Mid Cap Value Opportunities Fund	x		x	x		x
	Touchstone International Small Cap Fund	x		x	x		x
	Touchstone Diversified Small Cap Growth Fund	x		x	x
	Touchstone Growth Opportunities Fund	x		x	x		x
	Touchstone Large Cap Growth Fund	x	x	x	x
	Touchstone Mid Cap Growth Fund	x	x	x	x		x
Touchstone Investment Trust	Touchstone Core Bond Fund	x		x	x		x
	Touchstone High Yield Fund	x		x	x		x
	Touchstone Money Market Fund	x						x

Trust	Funds	Class A	Class B	Class C	Class Y	Class Z	Institutional	Class S
Touchstone Tax-Free Trust	Touchstone Ohio Tax-Free Bond Fund	x		x
	Touchstone Ohio Tax-Free Money Market Fund	x					x
	Touchstone Tax-Free Money Market Fund	x						x

EXHIBIT A

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.                                     Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class A Shares are offered at the then-current net asset value plus a front-end sales charge, if any.  The front-end sales charge shall be in such amount as is disclosed in a Fund’s current Prospectus and shall be subject to such reductions for larger purchasers and such waivers or reductions as are disclosed in a Fund’s current Prospectus or Prospectus supplement.  Class A shares are subject to annual distribution and service fees as set forth in a Fund’s then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act and current Prospectus.

2.                                      Eligibility of Purchasers

Class A Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.                                      Exchange Privileges

Class A Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.                                      Voting Rights

Each Class A shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class A Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class A (such as a distribution plan), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class A Shares do not have a conversion feature.

6.                                      Redemption Fee

Class A Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.

EXHIBIT B

CERTIFICATE OF CLASS DESIGNATION

Class B Shares

1.                                     Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class B Shares are offered at the then-current net asset value without a front-end sales charge, but are subject to a contingent deferred sales charge (“CDSC”) as set forth in a Fund’s current Prospectus.  Class B shares are subject to annual distribution and service fees as set forth in a Fund’s then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act and current Prospectus.

2.                                      Eligibility of Purchasers

Class B Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.                                      Exchange Privileges

Class B Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.                                      Voting Rights

Each Class B shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class B Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class B (such as a distribution plan), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of the Class B Shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class B Shares will automatically convert to Class A Shares at the end of a specified number of years as described in a Fund’s current Prospectus.

6.                                      Redemption Fee

Class B Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.

EXHIBIT C

CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.                                     Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class C Shares are offered at the then-current net asset value without a front-end sales charge, but are subject to a contingent deferred sales charge (“CDSC”) in such amount as is disclosed in a Fund’s current Prospectus, which may waived or reduced as disclosed in a Fund’s current Prospectus or statement of additional information.  Class C Shares are also subject to annual distribution and service fees as set forth in a Fund’s then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act and current Prospectus.

2.                                      Eligibility of Purchasers

Class C Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.                                      Exchange Privileges

Class C Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.                                     Voting Rights

Each Class C shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class C Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class C (such as a distribution plan), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of the Class C Shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class C Shares do not have a conversion feature.

6.                                      Redemption Fee

Class C Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.

EXHIBIT C

CERTIFICATE OF CLASS DESIGNATION

Class Y Shares

1.                                     Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class Y Shares are offered at the then-current net asset value without a sales charge and are not subject to Rule 12b-1 or shareholder servicing fees.

2.                                      Eligibility of Purchasers

Class Y Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.                                      Exchange Privileges

Class Y Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.                                      Voting Rights

Each Class Y shareholder will have one vote for each full Class Y Share held and a fractional vote for each fractional Share held. Class Y Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class Y (such as a distribution plan relating to Class Y), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Class Y Shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class Y Shares do not have a conversion feature.

6.                                      Redemption Fee

Class Y Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.

EXHIBIT D

CERTIFICATE OF CLASS DESIGNATION

Class Z Shares

1.                                     Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class Z Shares are offered at the then-current net asset value without a sales charge, but are subject to shareholder servicing fees as set forth in a Fund’s then-effective Shareholder Services Plan (the “Plan”) and current Prospectus.

2.                                      Eligibility of Purchasers

Class Z Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.  Effective November 18, 2006, Class Z Shares will be closed to new fund direct investors; however, Class Z shareholders with accounts existing on or before November 17, 2006 are permitted to continue to invest in Class Z Shares.

3.                                      Exchange Privileges

Class Z Shares may be exchanged for Class A Shares of any other Fund of the Trust, without the assessment of the applicable Class A Share front-end sales charge, in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.  For Class Z Shareholders with accounts existing on or before November 17, 2006, Class Z Shares may be exchanged for Class Z Shares of any other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.                                      Voting Rights

Each Class Z shareholder will have one vote for each full Class Z Share held and a fractional vote for each fractional Share held. Class Z Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class Z (such as a distribution plan relating to Class Z), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Class Z Shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class Z Shares do not have a conversion feature.

6.                                      Redemption Fee

Class Z Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.

EXHIBIT E

CERTIFICATE OF CLASS DESIGNATION

Institutional Shares

1.                                     Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Institutional Shares are offered at the then-current net asset value without a sales charge and are not subject to Rule 12b-1 or shareholder servicing fees.

2.                                      Eligibility of Purchasers

Institutional Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.                                      Exchange Privileges

Institutional Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.                                      Voting Rights

Each Institutional shareholder will have one vote for each full Institutional Share held and a fractional vote for each fractional Share held. Institutional Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Institutional Shares (such as a distribution plan relating to Institutional Shares), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Institutional Shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Institutional Shares do not have a conversion feature.

6.                                      Redemption Fee

Institutional Shares may be subject to a redemption fee as disclosed in a Fund’s current Prospectus.

EXHIBIT F

CERTIFICATE OF CLASS DESIGNATION

Class S Shares

1.                                     Class-Specific Distribution and Servicing Arrangements; Other Expenses.

Class S Shares are offered are offered at the then-current net asset value without a sales charge, but are subject to annual distribution and service fees as set forth in each Fund’s then-effective plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act and current Prospectus.

2.                                      Eligibility of Purchasers

Class S Shares are subject to the minimum purchase requirements as set forth in a Fund’s current Prospectus.

3.                                     Exchange Privileges

Class S Shares are subject to the exchange privileges as set forth in a Fund’s current Prospectus.

4.                                      Voting Rights

Each Class S shareholder will have one vote for each Class S Share held and a fractional vote for each fractional Share held. Class S Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class S Shares (such as a distribution plan relating to Class S Shares), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Class S Shareholders differ from the interests of holders of any other class.

5.                                      Conversion Rights

Class S Shares do not have a conversion feature.

6.                                      Redemption Fee

Class S Shares may be subject to a redemption fee as disclosed in the Fund’s Prospectus.